SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 12, 2004

Date of Report (Date of earliest event reported)

VIROLOGIC, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30369	94-3234479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Address, including zip code, and telephone number,

including area code, of principal executive officers)

N/A

(Former name or former address, if changed since last report)

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Item 7. Financial Statements and Exhibits.

99.1     Press release issued July 12, 2004.

Item 12. Results of Operations and Financial Condition.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 12, 2004, ViroLogic, Inc. issued a press release providing updated 2004 revenue guidance, preliminary unaudited financial results for the quarter ended June 30, 2004 and announcing a related conference call. A copy of the press release is attached to this report as an exhibit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROLOGIC, INC

Dated: July 12, 2004	By:	/s/ William D. Young
William D. Young Chief Executive Officer

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INDEX TO EXHIBITS

99.1     Press release issued July 12, 2004.

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